Prudential

Annuities Service Center
P.O. Box 7960
Philadelphia, PA 19176
Tel 800.513.0805 Fax 800.207.7806
www.prudential.com

Overnight, Certified, Registered Delivery:
Annuities Service Center
1600 Malone Street
Millville, NJ 08332

Prudential FlexGuard® Income Select indexed variable annuity

Single Premium Deferred Index-Linked and Variable Annuity

Issued by Pruco Life Insurance Company *(Pruco)*

1. OWNERSHIP INFORMATION

A. TYPE OF OWNERSHIP - Select One

☐ Natural Person(s) ☐ Custodian ☐ Trust - *(Submit the Certificate of Entity Ownership for Trusts form with this application.)*
☐ Other (Non-Qualified Entity Only) - *(Submit the Certificate of Entity Ownership for Businesses, Charities or other Non-Qualified Entities form with this application.)*

B. OWNER

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ______ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)* or Tax ID ______ Date of birth *(mm/dd/yyyy)* ______

Name *(First, Middle, Last, Suffix, Trust, Custodian or Non-Qualified Entity)* ______

Street address ______ City ______ State ______ Zip ______

Home phone ______ Mobile phone ______ Email address ______

C. JOINT OWNER - Not available if Owner is a Custodian or Trust or for Qualified Annuities. Joint Owner must be a natural person.

☐ Check here to designate the Joint Owners as each other's Primary Beneficiary.

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ______ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)* ______ Date of birth *(mm/dd/yyyy)* ______

Name *(First, Middle, Last, Suffix)* ______ ☐ Address Same as Owner

Street address ______ City ______ State ______ Zip ______

Home phone ______ Relationship to Owner ______

D. ANNUITANT - Complete this Section if the Annuitant is different from the Owner or if the Owner is a Custodian or Trust.

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ______ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)* ______ Date of birth *(mm/dd/yyyy)* ______

Name *(First, Middle, Last, Suffix)* ______ ☐ Address Same as Owner

Street address ______ City ______ State ______ Zip ______

Home phone ______ Mobile phone ______ Email address ______

P-FGI-W-APP(1/23) Page 1 of 9 ORD 310451
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1. OWNERSHIP INFORMATION *(continued)*

E. OPTIONAL OTHER ANNUITANT

For Custodial IRA contracts your Optional Other Annuitant must be a **Contingent Annuitant**. For Non-Qualified contracts your Optional Other Annuitant must be a **Joint Annuitant**.

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ________ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)*

Date of birth *(mm/dd/yyyy)*

Name *(First, Middle, Last, Suffix)* ☐ Address Same as Owner

Street address City State Zip

Home phone ________ Relationship to Owner ________

2. BENEFICIARY INFORMATION

- Select Primary or Contingent Beneficiary type for each beneficiary. The beneficiary type will be Primary if not selected.
- Percentage for all Primary Beneficiaries must total 100%. Percentage for all Contingent Beneficiaries must total 100%.
- For more than 3 beneficiaries, use section 6 to provide all information requested below for each beneficiary.
- For Custodial IRA contracts, the Custodian must be listed as the sole Primary Beneficiary.

Social Security Number *(all 9 digits required)* or Tax ID

Date of birth *(mm/dd/yyyy)* ☐ Primary ☐ Contingent

Name *(First, Middle, Last, Suffix, Trust, Custodian or Non-Qualified Entity)*

Relationship

% Percentage

Street address City State Zip

Telephone Number ________ Email address ________

*TRUSTEE NAME AND DATE OF TRUST **REQUIRED ONLY** IF A TRUST IS LISTED AS BENEFICIARY*

Trustee Name

Date of Trust *(mm/dd/yyyy)*

Social Security Number *(all 9 digits required)* or Tax ID

Date of birth *(mm/dd/yyyy)* ☐ Primary ☐ Contingent

Name *(First, Middle, Last, Suffix, Trust, Custodian or Non-Qualified Entity)*

Relationship

% Percentage

Street address City State Zip

Telephone Number ________ Email address ________

Social Security Number *(all 9 digits required)* or Tax ID

Date of birth *(mm/dd/yyyy)* ☐ Primary ☐ Contingent

Name *(First, Middle, Last, Suffix, Trust, Custodian or Non-Qualified Entity)*

Relationship

% Percentage

Street address City State Zip

Telephone Number ________ Email address ________

P-FGI-W-APP(1/23)

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ORD 310451

3. ANNUITY INFORMATION

A. TYPE OF CONTRACT TO BE ISSUED

☐ Non-Qualified ☐ IRA ☐ Roth IRA ☐ SEP-IRA: *Are you Self Employed?* ☐ *YES* ☐ *NO*
(For SEP-IRA, additional information is required in section 6.)

B. PURCHASE PAYMENT(S)

☐ Check here if multiple Purchase Payments will be received by Prudential (as a result of a transfer, exchange or rollover) and to authorize Prudential to delay issuance of your contract for the earlier of (a) 45 days or (b) until the number of expected Purchase Payments indicated below have been received. No interest will accrue on any Purchase Payments received before the issue date of your contract. Any subsequent Purchase Payments received after the 45th day or after the indicated number of expected Purchase Payments will require a new application.

Total Expected Amount $ ________________

Total Number of Purchase Payments Expected ________

Source of Funds	Payment Type Qualified	Payment Type Non-Qualified	Expected Amount	Company Name *(if applicable)*	Account Number *(if applicable)*
☐ Funds Enclosed w/ App ☐ Transfer/Exchange Form Provided ☐ Owner Requesting Funds	☐ Transfer ☐ Direct Rollover ☐ Rollover ☐ Contribution Tax Year[1] ________	☐ 1035 Exchange ☐ Contribution	$		
☐ Funds Enclosed w/ App ☐ Transfer/Exchange Form Provided ☐ Owner Requesting Funds	☐ Transfer ☐ Direct Rollover ☐ Rollover ☐ Contribution Tax Year[1] ________	☐ 1035 Exchange ☐ Contribution	$		
☐ Funds Enclosed w/ App ☐ Transfer/Exchange Form Provided ☐ Owner Requesting Funds	☐ Transfer ☐ Direct Rollover ☐ Rollover ☐ Contribution Tax Year[1] ________	☐ 1035 Exchange ☐ Contribution	$		

[1] *If no year is indicated, contribution defaults to current tax year. Contributions cannot be attributed to the previous tax year after the annual Internal Revenue Service (IRS) tax deadline.*

C. EXISTING COVERAGE AND REPLACEMENT QUESTIONS

Required: *Both the Owner Response and the Financial Professional Response columns must be completed*	Owner Response	Financial Professional Response
Does the Owner have any existing individual life insurance policies or annuity contracts?	☐ YES ☐ NO	☐ YES ☐ NO
Will this annuity replace or change any existing individual life insurance policies or annuity contracts?	☐ YES ☐ NO	☐ YES ☐ NO

If you answered yes to either of these questions, you may be required to submit a state replacement form along with the application.

P-FGI-W-APP(1/23) Page 3 of 9 ORD 310451
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4. ALLOCATION OPTIONS - *NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS*

We will only allow allocation to the Index Strategies on the Index Effective Date and on subsequent Index Anniversary Dates. Please see the prospectus for additional details.

Index Strategy Rates:
You will receive the Index Strategy Rates that were in effect on the date your application was signed provided we receive the application in Good Order within 15 calendar days from the date it was signed and your Issue Date is within 45 calendar days from the date the application was signed.

If both of these conditions are not met, you will receive the Index Strategy Rates that are in effect on your Issue Date.

Index Strategies

Point to Point with Cap Rate

%	Index	Term	Buffer
____	Invesco QQQ ETF	1 Year	10% Buffer
____	iShares® Russell 2000 ETF	1 Year	10% Buffer
____	MSCI EAFE	1 Year	10% Buffer
____	S&P 500®	1 Year	10% Buffer
____	Invesco QQQ ETF	1 Year	15% Buffer
____	iShares® Russell 2000 ETF	1 Year	15% Buffer
____	MSCI EAFE	1 Year	15% Buffer
____	S&P 500®	1 Year	15% Buffer
____	S&P 500®	1 Year	100% Buffer
____	AB 500 Plus Index℠	3 Year	10% Buffer
____	iShares® Russell 2000 ETF	3 Year	10% Buffer
____	MSCI EAFE	3 Year	10% Buffer
____	AB 500 Plus Index℠	3 Year	20% Buffer
____	iShares® Russell 2000 ETF	3 Year	20% Buffer
____	MSCI EAFE	3 Year	20% Buffer
____	S&P 500®	3 Year	10% Buffer
____	S&P 500®	3 Year	20% Buffer
____	AB 500 Plus Index℠	6 Year	20% Buffer
____	iShares® Russell 2000 ETF	6 Year	20% Buffer
____	MSCI EAFE	6 Year	20% Buffer
____	S&P 500®	6 Year	20% Buffer

Step Rate Plus

%	Index	Term	Buffer
____	MSCI EAFE	1 Year	5% Buffer
____	S&P 500®	1 Year	5% Buffer
____	S&P 500®	1 Year	10% Buffer

Tiered Participation Rate

%	Index	Term	Buffer
____	AB 500 Plus Index℠	6 Year	5% Buffer
____	iShares® Russell 2000 ETF	6 Year	5% Buffer
____	MSCI EAFE	6 Year	5% Buffer
____	S&P 500®	6 Year	5% Buffer
____	AB 500 Plus Index℠	6 Year	10% Buffer
____	MSCI EAFE	6 Year	10% Buffer
____	S&P 500®	6 Year	10% Buffer

Dual Directional

%	Index	Term	Buffer
____	S&P 500®	6 Year	10% Buffer
____	S&P 500®	6 Year	15% Buffer
____	S&P 500®	6 Year	20% Buffer

Percentages among the Index Strategies must total 100%.

Total ________ **%**

P-FGI-W-APP(1/23)

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ORD 310451

5. INDEX LINKED VARIABLE INCOME BENEFIT

You must elect the Index Linked Variable Income Benefit on a Single Protected Life or Joint Protected Lives basis. This election may be changed at any time prior to the start of income.

I am electing the following version of the Benefit:

☐ Single Protected Life

☐ Joint Protected Lives

☐ If your spouse is listed as the Primary Beneficiary in Section 2, check this box to designate your spouse as the Joint Protected Life unless Jointly Owned

OR for custodial accounts please provide the following information regarding the spouse.

Name *(First, Middle, Last)* ______________________________

☐ Male ☐ Female Date of birth ______________________ *(mm/dd/yyyy)*

Please check the box which best describes when you anticipate to begin taking income under this benefit:

☐ Immediately after the Waiting Period ☐ After _____ Years ☐ Not Sure

Completion and submission of an election form will be required to start income.

6. ADDITIONAL INFORMATION

If needed for:

- Beneficiaries *(include Beneficiary's full social security number, name, address, date of birth, relationship to the owner, the Beneficiary type (Primary or Contingent) and the applicable percentage.)*
- SEP-IRA *(include Employer name, address and Employer Plan No.(if available).)*
- Interested Parties *(include name, social security number, date of birth and address.)*
- Special Instructions

____

____

____

____

____

7. FINANCIAL PROFESSIONAL AUTHORIZATION

Do you authorize your Financial Professional to perform Contract Maintenance and provide Allocation Instructions as defined in the Definitions and Disclosures?

☐ Yes ☐ No Perform Contract Maintenance

☐ Yes ☐ No Provide Allocation Instructions

If not checked we will assume that your answers are **"YES."**

The contract owner can revoke this authorization by calling 800-513-0805.

P-FGI-W-APP(1/23) Page 5 of 9 ORD 310451
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8. IMPORTANT NOTICES, OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S) To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including insurance companies, to obtain, verify, and record information that identifies each person who opens an account, including an application for an annuity contract. When you apply for an annuity contract, we ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see identifying documents. ORD 310451P-FGI-W-APP(1/23) ALABAMA: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution fines or confinement in prison, or any combination thereof. ALASKA: All statements and descriptions in an application for an insurance policy or annuity contract, or in negotiations for the policy or contract, by or in behalf of the insured or annuitant, shall be considered to be representations and not warranties. Misrepresentations, omissions, concealment of facts, and incorrect statements may not prevent a recovery under the policy or contract unless either (1) fraudulent; (2) material either to the acceptance of the risk, or to the hazard assumed by the insurer; or (3) the insurer in good faith would either not have issued the policy or contract, or would not have issued a policy or contract in as large an amount, or at the same premium or rate, or would not have provided coverage with respect to the hazard resulting in the loss, if the true facts had been made known to the insurer as required either by the application for the policy or contract or otherwise. ARIZONA: Upon written request an insurer is required to provide, within a reasonable time, factual information regarding the benefits and provisions of the annuity contract to the contract owner. If for any reason you are not satisfied with this contract, you may return it to us within 10 days (or 30 days for applicants 65 or older) of the date you receive it. All you have to do is take it or mail it to one of our offices or to the representative who sold it to you, and it will be canceled from the beginning. If this is not a variable contract, any monies paid will be returned promptly. If this is a variable contract, any monies paid will be returned promptly after being adjusted according to state law. COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies. FLORIDA: Any person who knowingly and with intent to injure, defraud or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree. GEORGIA, OREGON and VERMONT: — Any person who knowingly presents a materially false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. KANSAS: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance may be guilty of insurance fraud as determined by a court of law and may be subject to fines and confinement in prison. Page 6 of 9 KENTUCKY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime. MAINE, TENNESSEE and WASHINGTON: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits. MARYLAND: Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. NEW JERSEY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties. NORTH CAROLINA: North Carolina residents must respond to this question: Do you believe the annuity meets your financial objectives and anticipated future financial needs? Yes No OHIO: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud. OKLAHOMA: WARNING — Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony. PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties. VIRGINIA: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated the state law. ALL OTHER STATES: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. (All pages must be returned)

8. IMPORTANT NOTICES, OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S) (continued) By signing below, I acknowledge and represent that I have read, understand, and agree to the following statements: • This annuity is suitable for my investment time horizon, goals and objectives and financial situation and needs; and • I have received a current prospectus for this annuity; and • additional Purchase Payments will not be accepted once the contract has been issued; and • The value of the contract may be affected by an external index, but the contract does not directly participate in any index; and • Income Withdrawals under the Index Linked Variable Income Benefit cannot begin until completion of the Waiting Period; and • Prudential may restrict Allocation Options available to me on the Income Effective Date and thereafter under the Index Linked Variable Income Benefit; and • The charge for the Index Linked Variable Income Benefit will reduce my Account Value and Index Strategy Base(s) by the percentage of the charge; and • If I take a Partial Withdrawal (Income Withdrawal or Excess Income), Surrender my Annuity, request a transfer, annuitize my Annuity or if a Death Claim is processed prior to completion of an Index Term, Prudential will use an Interim Value to determine the fair market value of my Index Strategy on the Valuation Day of the transaction; and • Annuity payments, benefits or surrender values, when based on the investment experience of the separate account allocation options, are variable and not guaranteed as to a dollar amount; and • If I have purchased another Non-Qualified Annuity from Pruco or an affiliated company this calendar year that they will be considered as one annuity for tax purposes. If I take a distribution from any of these contracts, the taxable amount of the distribution will be reported to me and the IRS based on the earnings in all such contracts purchased during this calendar year; and • The Annuity for which I am applying is not being purchased for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to its termination; and • The Annuity for which I am applying may not be traded on any stock exchange or secondary market; and • I am not being compensated in any way for the purchase of the Annuity for which I am applying; and • If I cancel this application at any time and for any reason then Prudential will automatically cancel any associated transfer of assets requests even in situations where a replacement application is submitted. In this latter scenario, a new transfer of assets request would be required. The new transfer of assets request could cause the Issue Date to differ from the date that would have been associated with the original application and transfer of assets request. Index Credits (positive or negative) are based on a number of factors including the applicable Index Strategy Rates and the Index Values, which are subject to daily fluctuation and measured from the Issue Date; and • To the best of my knowledge and belief the statements made in this application are true and complete. ORD 310451 P-FGI-W-APP(1/23) Page 7 of 9 (All pages must be returned)

8. IMPORTANT NOTICES, OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S) (continued) The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. ORD 310451 P-FGI-W-APP(1/23) REQUIRED: State where this application was signed (If application is signed in a State other than the Owner’s State of Residence, a Contract Situs Form is required.) OWNER’S TAX CERTIFICATION (Substitute Form W-9) - To be completed only by U.S. persons (including U.S. citizens and resident aliens). If not a U.S. person, you are required to submit the applicable IRS Form W-8 series. Under penalties of perjury, I certify that the taxpayer identification number listed on this form is my correct SSN/EIN and I am a U.S. citizen or other U.S. person (including resident aliens). I further certify that I am exempt from backup withholding and/or FATCA reporting unless I check the applicable box(es) below: I have been notified by the Internal Revenue Service that I am subject to backup withholding due to the failure to report all interest or dividends. Prudential is required to withhold income tax on any payments which include interest and dividends when the owner is subject to backup withholding. I am subject to the reporting requirements of the Foreign Account Tax Compliance Act (FATCA). Owner Signature (or trustee or custodian, if applicable) Joint Owner Signature Annuitant Signature (if different from Owner) Joint / Contingent Annuitant Signature Date of Signature (mm/dd/yyyy) Date of Signature (mm/dd/yyyy) Date of Signature (mm/dd/yyyy) Date of Signature (mm/dd/yyyy) If signing on behalf of a custodian you must indicate your official title / position with the entity; if signing as a Trustee for a Trust, please provide the Trustee designation. SIGN HERE SIGN HERE TITLE (if any) SIGN HERE SIGN HERE Page 8 of 9 (All pages must be returned)

9. FINANCIAL PROFESSIONAL ACKNOWLEDGEMENTS AND SIGNATURE(S) FINANCIAL PROFESSIONAL STATEMENT I am authorized and/or appointed to sell this variable annuity. I have reviewed the training materials provided by Pruco. I have fully discussed and explained the variable annuity features and charges including restrictions to the Owner. I believe this variable annuity is suitable given the Owner’s investment time horizon, goals and objectives, and financial situation and needs. I represent that: (a) I have delivered current applicable prospectuses and any supplements for the variable annuity (which includes summary descriptions of the underlying investment options); and (b) have used only current Pruco approved sales material. I certify that I have truly and accurately recorded on this application the information provided by the applicant. I acknowledge that Pruco and its affiliates will rely on this statement. ORD 310451P-FGI-W-APP(1/23) A. FINANCIAL PROFESSIONAL(S) USE ONLY % % Name (First, Middle, Last) Name (First, Middle, Last) B. BROKER/DEALER USE ONLY Name: FOR BROKER/DEALER USE ONLY Networking No. SIGN HERE SIGN HERE Commission Option A Commission Option B Commission Option C Financial Professional Signature Financial Professional Signature Date of Signature (mm/dd/yyyy) Date of Signature (mm/dd/yyyy) Percentage Percentage ID Number ID Number Telephone Number Telephone Number Email address Email address Annuity No. (If established) Page 9 of 9 (All pages must be returned) Please contact your home office for available Commission Options or with any questions.